Exhibit 99.1

Global Dynamics Completes Purchase of Consumer Products Services LLC.

Deer Park, NY, March 18, 2010 – Global Dynamics Corp. announced today that it completed the acquisition of Consumer Products Services LLC (“CPS”) located in Deer Park, NY, and in exchange, the members of CPS received shares of common stock of Global Dynamics Corp. (the “Company”) representing sixty percent (60%) of the issued and outstanding shares of the common stock of the Company on a fully diluted basis.  Simultaneous with the closing of the transaction, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware amending its name to be Consumer Products Services Group, Inc.

Also, with the closing of the acquisition, the previous Board of Directors and Management appointed Darren A. Krantz as Chairman and CEO of the Company, along with his management team becoming the Executive Officer and other members of the Board of Directors.  The current Board and Management then resigned.

The Company will be filing the required documentation with FINRA to complete the name change and to have a new trading symbol assigned.

Mr. Krantz, the new Chairman and CEO of the Company, stated, “For over two decades the management team at CPS has been servicing some of the world's leading consumer product manufacturers with reverse logistics and remanufacturing, reprocessing, repairing and recycling of consumer products.  This opportunity will allow us to expand our business and reach additional manufacturers and consumers.  We are very excited about the potential for growth in the future.”

Additional information may be found at our website www.cpsus.com

About Consumer Product Services Group, Inc

Consumer Product Services Group, Inc. (“CPS”) is engaged in Reverse Supply Chain Services, remanufacturing, return center services, reprocessing, repairing and recycling of consumer products. For over two decades the management team at CPS has been servicing some of the world's leading consumer product manufacturers.

Instead of discarding millions of defective, damaged, and un-repairable returned products into America's overflowing landfills, which cost manufacturers millions of dollars to transport, process and dispose of annually, CPS developed environmentally conscious proprietary remanufacturing, reprocessing and recycling processes with the highest recovery rate of those very products without the use of new replacement parts.

CPS has positioned itself as a returned product management and remanufacturing company, offering the following services to consumer product manufacturers:
•           Reverse Logistics Services
•           Return Product Management

•           Return Center Services
•           Quality Assurance Inspection Services
•           Defect Data Reporting
•           Re-qualification Services
•           Remanufacturing Services
•           Warranty Repair Services
•           Recycling Services
•           Warehousing & Distribution of Remanufactured Products
•           Re-marketing Services
•           Supply Chain Consulting

CPS employs factory trained engineers, technicians, machinists, assemblers, and material handlers and warehousing personnel, as well as a full staff of product design, mechanical and electrical engineers who manage and operate the engineering and quality assurance departments.

Forward-Looking Statements
This press release contains forward-looking statements, which represent the Company's expectations or beliefs, including, but not limited to, statements concerning plans, growth and strategies, which include, without limitation, statements preceded or followed by or that include the words may, will, expect, anticipate, intend, could, estimate, or continue or the negative or other variations thereof or comparable terminology. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, some of which are beyond the Company's control, and actual results.  Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2009, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact:
Consumer Products Services Corp.
Darren A. Krantz, Chief Executive Officer
(631) 492-2500

Source: Consumer Products Services Group, Inc.